SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

April 12, 2002

F&M BANCORP

(Exact name of registrant as specified in its charter)

Commission file number 0-12638

Maryland	52-1316473
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

110 Thomas Johnson Drive

Frederick, Maryland 21702

(Address of principal executive offices) (Zip Code)

(301) 694-4000

(Registrant’s telephone number, including area code)

ITEM 4. Changes to Registrant’s Certifying Accountant

On April 8, 2002, the Board of Directors of F&M Bancorp (“Bancorp”), based on the recommendation of the Audit Committee, decided not to renew the engagement of its independent public accountants, Arthur Andersen LLP (“Andersen”).  Bancorp has selected Deloitte & Touche LLP as its new independent public accountants for the year ending December 31, 2002. The selection of Deloitte is subject to the completion of Deloitte’s customary client acceptance procedures.

During Bancorp’s two most recent fiscal years ended December 31, 2001, and the subsequent interim period through April 7, 2002, there were no disagreements between Bancorp and Andersen on any matters of accounting principles, financial statements disclosure, or auditing scope or procedure which, if not resolved to Andersen’s satisfaction, would cause Andersen to make reference to the matter of the disagreement in connection with their reports.  Andersen’s reports on Bancorp’s consolidated financial statements for the years ended December 31, 2001 and 2000 did not contain any adverse opinion or disclaimer of opinion, nor were the opinions qualified or modified as to uncertainty, audit scope or accounting principles.

On March 15, 2002, Bancorp filed its Annual Report on Form 10-K for the year ended December 31,2001, which included consent of Andersen dated January 15, 2002.  On April 1, 2002, Bancorp file an amended exhibit on Form 10-K with the Commission on Andersen assurances that the quality standards were in compliance with professional standards.

During Bancorp’s two most recent fiscal years ended December 31, 2001, and during the interim period through April 7, 2002, there were no reportable events described under Item 304(a)(l)(v) of Regulation S-K.

Bancorp provided Andersen with a copy of this disclosure.  A letter from Andersen is attached as Exhibit 16 stating their agreement with these statements.

Andersen’s engagement with Bancorp expired April 8, 2002.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c) The following exhibits are filed as part of this Form 8-K

Exhibit	Description

16	Letter from Arthur Andersen LLP regarding change in certifying accountant

99	Press release, dated April 12, 2002

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf undersigned, thereunto duly authorized.

April 12, 2002	/s/ KAYE A. SIMMONS
Kaye A. Simmons TREASURER